UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (date of earliest event reported): September 7, 2004


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                     Florida
                       (State or other jurisdiction of incorporation)

       000-20175                                       01-0469607
      (Commission                                     (IRS Employer
       File Number)                                  Identification No.)


                1292 Hammond Street, Bangor, Maine           04401
           (Address of principal executive offices)       (Zip Code)

                     (207) 942-5273
              Registrant's telephone number,
             including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))



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Item 1.01   Entry into a Material Definitive Agreement

     On September 7, 2004, ADCO Surgical Supply, Inc. ("ADCO")(a wholly- owned subsidiary of Nyer Medical Group, Inc. ("Nyer Medical")) entered into a commitment letter with KeyBank N.A. (the "Bank") to provide ADCO with a Working Capital Line of Credit in the maximum principal amount of $300,000, which line of credit would be secured by a second lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine, which currently has a tax base of $982,000 and a current outstanding first lien in the amount of $75,000. The line of credit would be guaranteed by Nyer Medical. The interest rate for the line of credit would be the Wall Street Journal Prime Rate. Repayment of the line of credit would be in monthly payments of interests only, with the principal being due at maturity, unless renewed. The maturity date would be November 25, 2005 unless renewed by the Bank. The closing of the working capital line of credit would be subject to customary closing conditions.








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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


 Date: September 13, 2004           By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Vice President of Finance



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KeyBank            KeyBank National Association

ADCO Surgical Supply, Inc.
1292 Hammond Street
Bangor, ME 04401

September 02, 2004

RE: Working Capital Line of Credit

Dear ADCO Surgical Supply, Inc.:
We are pleased to inform you that KeyBank National Association ("Bank") has approved your request for financing as set forth in this commitment letter ("Commitment"). Based on representations made by you in your proposal and the information and assumptions for income and expenses provided, the basic terms of the proposed financing are set forth as follows:
1.  BORROWER: ADCO Surgical Supply, Inc., a Corporation, whose address is
              1292 Hammond Street, Bangor, ME 04401.
2. TERMS:

Loan Amount:
Real Estate Loan in the maximum principal amount of $300,000.00.

Interest Rate:

Variable Interest Rate; Wall Street Journal Prime Rate:
The Wall Street Journal Prime Rate ("Index"). The Wall Street Journal Prime Rate is the "prime rate" as published each business day in the "Money Rates" column of the Wall Street Journal. The interest rate will change immediately and correspondingly on the date of each published change in the Index. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notice to Borrower.

Term:
The Line of Credit will be available until its expiration date of November 30, 2005 and is due upon expiration unless renewed in writing by the Bank. The Bank will review the Line of Credit prior to expiration upon receipt of required current financial information and Borrower's request for renewal.

Repayment:
There will be monthly payments of interest only, due at maturity unless renewed.

Fees:

Loan Fee: The loan fee for this transaction is $500 of which is payable at closing. Additionally, the Borrower is responsible for outside costs such as legal, appraisal or recording fees. Borrower will be notified of any such fees prior to closing.

3. LATE CHARGE/DEFAULT RATE:
Prior to maturity, for each payment not paid in full within ten (10) days after its due date, Borrower will pay a fee equal to the greater of 5% of the monthly payment or $25. A default rate of interest will accrue at a rate of three percent (3%) over the interest rate provided for by the Note upon an event of default.




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4. PURPOSE OF LOAN AND USE OF PROCEEDS: To provide for the ongoing working capital needs of the Borrower.



5. PREPAYMENT PENALTY: None

6. GUARANTOR: Guaranty of Nyer Medical Group, Inc. ("Guaranty").

7. COLLATERAL: The Loans shall be evidenced by a promissory note ("Note"), a loan agreement ("Loan Agreement"), and the Guaranty, and shall be secured by: a) A second lien on the fee simple interest in the Land and Improvements known as 1292 Hammond Street, Bangor, ME 04401 and all existing or subsequently erected buildings, improvements and fixtures therein, which interest shall be good, marketable, and free and clear of all defects, liens, encumbrances, restrictions, and easements which are not acceptable to the Bank. Any such interests of the Borrower shall not be subject to any transaction or condition whereby ownership would be adversely affected;

8. COVENANTS: Borrower shall comply with the following covenants: a) None.

9. VALUATION: The valuation may be an appraisal or such other form of value acceptable to the Bank. If an appraisal is required, the appraiser will be selected and directly engaged by the Bank. The Borrower will pay the cost of the appraisal at the time it is ordered.
  - Loan amount shall not exceed $300,000.00 or 80 % of the valuation less the outstanding balance on any existing liens.

10. INSURANCE REQUIREMENTS:
a) HAZARD INSURANCE: Evidence of All-Risk-Hazard Insurance covering the improvements must be in an amount sufficient to cover collateral value (net of land value) or loan amount, whichever is less, will be required. The insurance company must be acceptable to the Bank and "KeyBank National Association, its successors and assigns" shall be named in the mortgagee loss payable clause. Each policy shall provide that it cannot be canceled, reduced or terminated without thirty- (30) days prior written notice to Bank.

b) FLOOD INSURANCE: If the Land is located in a FEMA Special Flood Hazard Zone, the Borrower shall be required to provide and maintain flood insurance in the maximum amount available but not in excess of the Loan amount. "KeyBank National Association, its successors and assigns" shall be named in the mortgagee loss payable. Each policy shall provide that it cannot be canceled, reduced or terminated without thirty- (30) days prior written notice to Bank. c) INSURANCE MAILING ADDRESS:

All required insurance policies and/or notices shall be mailed to:
KeyBank National Association
OH-01-51-0541  Commercial Loans
4910 Tiedeman  P.O. Box 5278
Brooklyn, Ohio 44144   Boise, ID 83705

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11. ENVIRONMENTAL REQUIREMENTS: Any Land to be used as loan collateral must be free from risk, in Bank's sole judgment, from all hazardous substances, toxic substances or hazardous waste, as defined by any federal, state or local law or regulation, and must be free from all other contamination, which even if not so regulated, is known to pose a health hazard to any person. Also, the Land must not be "Wetlands" nor contain underground storage tanks or oil or gas wells.

The Borrower must answer questions on the Bank's Environmental Issues Checklist. A Phase I Environmental Site Assessment is required for all loans of $1,000,000.00 or more and for loans of $500,000.00 or more in environmentally sensitive industries. For all other loans, the Bank may determine, in its sole judgment, that a Phase I Environmental Site Assessment is required. 12. TITLE INSURANCE AND SURVEY: An acceptable ALTA mortgagee's policy of title insurance showing the Bank's interest as a second lien upon the Project may be required. If required it must be from a title insurance company acceptable to Bank. All real estate taxes and other municipal charges, which are due, shall be paid current. Title insurance (when required) will be required to insure the Bank as to all standard exceptions including mechanics liens and include such endorsements as may be required by the Bank. Cost of any title insurance will be charged to the Borrower at settlement. The closing agent for the Loan shall be determined by the Bank. Surveys will be required as necessary to fulfill the title insurance company's requirements.

13. REAL ESTATE TAX AND INSURANCE DEPOSITS: The mortgage/deed of trust will contain a provision requiring the Borrower to deposit 1/12th of the estimated annual real estate tax and hazard insurance premium with the Bank on each monthly installment date if and when such deposits are required by the Bank. Initially, and until further notice, no such deposits will be required. 14. PRE-CLOSING REQUIREMENTS: Upon acceptance of this Commitment, Borrower shall provide, no later than thirty (30) days after acceptance, the following in form acceptable to the Bank:
a) Federal Tax I.D. Number of Borrower and Guarantor. b) Executed copy of Purchase Agreement. (Not required for refinance transactions) c) A preliminary title commitment acceptable to the Bank; d) Certified copies of all leases covering the Property; e) A borrowing resolution (as necessary) which identifies those individuals by name and title who have the proper legal capacity and authority to enter into the Loan transaction and execute the Loan Documents; f) Borrower and Guarantor documents as applicable: - Corporate Documents: Prior to closing, Borrower and all corporate Guarantors shall submit to the Bank a copy of their Articles and Certificate of Incorporation, Certificate of Continued Existence or Good Standing (if applicable) and Bylaws, (with amendments to all documents);

- Limited Liability Company (LLC) Documents: Prior to closing, Borrower and any LLC Guarantor shall submit to Bank a copy of its Articles of Organization and Operating Agreement (with amendments to all documents);

- Partnership Documents: Prior to closing, Borrower and any partnership Guarantor shall submit to Bank a copy of its Partnership Agreement, and a copy of its filed Partnership Certificate (with amendments to all documents). If Borrower or Guarantor is a Limited Partnership, a copy of the Limited Partnership Certificate and evidence of its filing with the state shall also be submitted to the Bank;

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- Trust Documents: Prior to closing, Borrower and any trust Guarantor shall submit to Bank its Trust Agreement (with all amendments) and verify that the trustee has the power to take all of the actions required by this loan approval.

g) Evidence of All-Risk-Hazard Insurance and flood (if applicable) insurance with the Bank properly named as a mortgagee loss payee;h) Other items as listed here:

-    None.

15. CLOSING COSTS: Borrower agrees to pay all expenses including, but not limited to, title company premiums and charges, fees of the Bank's counsel, appraisal, environmental site assessment (if applicable), recording fees and taxes, property inspection fees, consultant fees, and all other reasonable expenses in connection with the preparation, closing and disbursement of the Loan. To the extent incurred, the foregoing expenses shall be paid by Borrower whether or not the Loan shall close or be funded.

16. DOCUMENTS: The Bank's form of Loan Documents including but not limited to the Note, Mortgage/Deed of Trust and Guaranties shall be used in this transaction.

17. FINANCIAL STATEMENTS: Borrower will be required to furnish current financial information and an annual certification that no adverse condition has occurred that would affect the credit or security the Bank relied upon in the granting of this loan. Financial information will be in the form of annual financial statements by a Certified Public Accountant acceptable to the Bank. Individual Borrower and/or Guarantor's financial information will require current Personal Financial Statements in Bank form annually and Individual Internal Revenue Service Tax Returns if requested by the Bank.

18. LEGAL COUNSEL: Satisfaction of requirements of the Bank's legal counsel and approval by counsel of all Loan Documents will be required.

19. COMMITMENT ACCEPTANCE & EXPIRATION: This commitment letter has been issued in response to Borrower's request and shall not become effective until such time as the Bank has received Borrower's unconditional written acceptance thereof. If the commitment letter is not returned within 14 days of the date of this letter signed by Borrower or November 31, 2004, whichever is earlier, it shall be of no further force or effect. This commitment is made to Borrower and is not assignable or transferable to any other party or entity. The terms and conditions of this commitment may not be modified, changed, waived, or extended unless agreed to in writing and executed by all parties. The loan must close on or before November 31, 2004 or it shall be of no further force and effect.

20. MATERIAL ADVERSE CHANGE: There shall have been no material adverse change and no material inaccuracy in any information delivered to Bank regarding the Borrower or any Guarantor prior to the closing of this Loan.

21. NOTICE REQUIRED BY STATE LAW:
MAINE: UNDER MAINE LAW, NO PROMISE, CONTRACT OR AGREEMENT TO LEND MONEY, EXTEND CREDIT, FORBEAR FROM COLLECTION OF A DEBT OR MAKE ANY OTHER ACCOMMODATION FOR THE REPAYMENT OF A DEBT FOR MORE THAN $250,000 MAY BE ENFORCED IN COURT AGAINST LENDER UNLESS THE PROMISE, CONTRACT OR AGREEMENT IS IN WRITING AND SIGNED BY LENDER. ACCORDINGLY, BORROWER CANNOT ENFORCE ANY ORAL PROMISE UNLESS IT IS CONTAINED IN A LOAN DOCUMENT SIGNED BY LENDER, NOR CAN ANY CHANGE, FORBEARANCE, OR OTHER ACCOMMODATION RELATING TO THIS LOAN OR ANY LOAN DOCUMENT BE ENFORCED, UNLESS IT IS IN WRITING AND SIGNED BY LENDER.

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If this Commitment is acceptable, please sign, date and return a copy of this letter along with your check in the amount of the commitment fee payable to KeyBank National Association. Your payment of the Commitment Fee will serve as a non-refundable Commitment deposit and the balance of the Loan Fee will be collected at the time of closing.

We are pleased to offer this financing and thank you for choosing KeyBank National Association for this loan and relationship opportunity. We look forward to working with you and your business.

If you have any questions, please let me know.
Sincerely,


/s/ Richard L Fournier, II
Richard L Fournier, II
Vice President
KeyBank N.A.


THE TERMS AND CONDITIONS OF THIS COMMITMENT ARE ACCEPTED AND AGREED TO ON THIS 7 DAY OF September, 2004.


ADCO Surgical Supply, Inc., Borrower

/s/ Samuel Nyer
By: Samuel Nyer, President

Nyer Medical Group, Inc., Guarantor



/s/ Samuel Nyer
By:Samuel Nyer, CEO

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